UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 15, 2026

FORTUNE BRANDS INNOVATIONS, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	1-35166	62-1411546
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 Horizon Way Building N
Deerfield, Illinois		60015-3888
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 847 484-4400

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	FBIN	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.06. Material Impairments.

As previously disclosed, as of June 27, 2026, Fortune Brands Innovations, Inc. (the “Company”) performed a recoverability test of the Company’s Fiberon asset group within the Outdoors segment under Accounting Standard Codification 360 – Property, Plant and Equipment, triggered by the advancement of the Company’s previously announced strategic review of the Fiberon business. As a result, the Company recorded a long-lived asset impairment of $221.2 million as of June 27, 2026, measured by the amount of carrying value that exceeded the estimated fair value. The impairment charge reduced the carrying value of the Fiberon customer relationship intangible asset and property and equipment in the amounts of $71.3 million and $149.9 million, respectively, and was included within Asset impairment charges in the Company’s condensed consolidated statements of comprehensive income within the Outdoors segment for the fiscal period ended June 27, 2026.

On October 15, 2026, the Company determined that an additional material charge for impairment of the Fiberon asset group is required under U.S. generally accepted accounting principles as a result of the execution of a definitive purchase agreement on October 15, 2026 with a subsidiary of Inteplast Group Corporation, which provides for the sale of the Fiberon business for $160 million in cash subject to the terms and conditions thereof (the “Fiberon Purchase Agreement”). As of the date of this Current Report on Form 8-K, the Company expects an additional non-cash impairment charge estimated in the range of approximately $175 million to $205 million relating to the Fiberon business.

Certain of the statements in this Current Report on Form 8-K, including statements regarding anticipated impairment charges, are forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. The Company uses words and phrases such as “expects,” “will,” “anticipated”, “estimated” and similar terms and phrases, including references to assumptions, to identify forward-looking statements. The forward-looking statements herein, including the amount and nature of the estimated impairment charges and related impacts to the Company’s financial statements, are based on information available to the Company as of the date of this Current Report on Form 8-K, and the Company assumes no obligation to update these forward-looking statements. These statements are subject to risks and uncertainties that could cause actual results to differ materially from those described in the statements. These risks and uncertainties include, but are not limited to, the risk factors described from time to time in the reports, including the Company’s most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q, that the Company files with the U.S. Securities and Exchange Commission.

Item 7.01. Regulation FD Disclosure.

On October 15, 2026, the Company announced the execution of the Fiberon Purchase Agreement. A copy of the press release is furnished as Exhibit 99.1 hereto.

The information furnished pursuant to this Item 7.01, including Exhibit 99.1, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities under that section and shall not be deemed to be incorporated by reference into any filing of the Company under the Securities Act of 1933 or the Exchange Act.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press Release dated October 15, 2026 issued by Fortune Brands Innovations, Inc.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FORTUNE BRANDS INNOVATIONS, INC.

Date:	October 15, 2026	By:	/s/ Jack N. Melamed
Jack N. Melamed Interim Chief Legal Officer and Corporate Secretary